UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 2, 2012

TODAYS ALTERNATIVE ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-32044	16-1576984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 Post Road West
Westport, CT	06880
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (888) 880-0994

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This amendment on Form 8-K/A (the “Amendment”) amends the Current Report on Form 8-K for Todays Alternative Energy Corporation (the “Company”), as initially filed with the Securities and Exchange Commission on August 6, 2012 (the “Original Report”). The purpose of this Amendment is to correct certain statements in the Original Report regarding Mr. Amato’s ongoing role with the Company, to correct the date of Mr. Amato’s resignation and to clarify the agreement governing Mr. Van Leiden’s appointment. This Amendment is an amendment and restatement of the Original Report in its entirety in order to provide a complete and more accurate presentation.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 2, 2012, Len Amato resigned from his position as President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary of Todays Alternative Energy Corporation (the “Company”). Mr. Amato will continue in his capacity as Chairman of the Board of the Company.

On August 2, 2012, the Company appointed Albertus Hendrik van Leiden as its President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.

Mr. van Leiden, 70, has been a director of the Company since March 22, 2012. Mr. van Leiden, was the founder and has been the Chief Executive Officer of ProOne Europe B.V. since 2010. ProOne Europe B.V. is based in the Netherlands and specializes in the sale and distribution of cost-effective and environmentally friendly cleaning products, lubrication and cutting fluids. From 1985 to 1992, Mr. van Leiden served as Chief Executive Officer of TOP Systems, a company that develops portable energy for cars and ships, which he founded. Since 1980, Mr. van Leiden has been the Chief Executive Officer of Q.E. International B.V. a multinational noise and vibration abatement company, which he founded. Q.E. International was sold in 2009. Mr. van Leiden is also Chief Executive Officer of Q.E. Holding B.V. and Q&P Trading B.V., holding companies for investment. Mr. van Leiden was chosen to be a director of the Company based on his executive management experience with both established and newly formed companies and his experience with the development and commercialization of innovative technology in environmental products and services.

On August 2, 2012, the Company entered into an oral agreement with Mr. van Leiden pursuant to which Mr. van Leiden shall serve as the Company’s President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and member of the Board of Directors. The Company and Mr. van Leiden intend to enter into a definitive management agreement pursuant to which he will be eligible to receive an annual incentive bonus for each calendar year at the end of which he remains employed by the Company and any additional bonuses as determined at the sole discretion of the Company’s Board of Directors.

Mr. van Leiden does not have a family relationship with any of the Company's directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer.

Other than as set forth herein, Mr. van Leiden does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K or Item 5.02(d) of Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K/A..

Exhibit No.	Description of Exhibit
17.1	Resignation Letter of Len Amato

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TODAYS ALTERNATIVE ENERGY CORPORATION
(Registrant)

Date: August 21, 2012	By:	/s/ Albertus Hendrik van Leiden
Albertus Hendrik van Leiden
President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and Director